As filed with the Securities and Exchange Commission on February 13, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

 ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	20-1751121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
________________________________________
5453 Great America Parkway
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
________________________________________
Arista Networks, Inc. 2014 Employee Stock Purchase Plan
Arista Networks, Inc. 2014 Equity Incentive Plan
(Full title of the plan)
________________________________________
Jayshree Ullal
President and Chief Executive Officer
Arista Networks, Inc.
5453 Great America Parkway
Santa Clara, California 95054
(408) 547-5500
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini Raj S. Judge Mark B. Baudler Andrew D. Hoffman Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300		Marc Taxay Senior Vice President, General Counsel Arista Networks, Inc. 5453 Great America Parkway Santa Clara, California 95054 (408) 547-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Securities Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2014 Employee Stock Purchase Plan	763,886	(2)	$197.23	(4)	$150,661,235.78	$19,555.83
Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	2,291,660	(3)	232.03	(5)	531,733,869.80	69,019.06
TOTAL	3,055,546				$682,395,105.58	$88,574.89

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”) and 2014 Equity Incentive Plan (the "2014 Plan") by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Reflects an automatic annual increase of 763,886 on January 1, 2020 to the number of shares of Registrant’s Common Stock reserved for issuance under the ESPP, which annual increase is provided for in the ESPP.

(3)
Reflects an automatic annual increase of 2,291,660 on January 1, 2020 to the number of shares of Registrant’s Common Stock reserved for issuance under the 2014 Plan, which annual increase is provided for in the 2014 Plan.

(4)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $232.03 per share, which represents the average of the high and low price per share of the Registrant’s common stock on February 10, 2020 as reported on the New York Stock Exchange. Pursuant to the 2014 ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value on (i) the first trading day of the offering period or (ii) the purchase date.

(5)
Estimated in accordance with Rules 457 (c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $232.03 per share, which represents the average of the high and low sale prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 10, 2020.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of Arista Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”) and the Registrant's 2014 Equity Incentive Plan (the "2014 Plan"). The number of shares of the Registrant’s common stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 and each subsequent anniversary, equal to the smallest of (a) 2,500,000, (b) 1% of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding year, or (c) an amount determined by our board of directors. The number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan is subject to an annual increase on the first day of each fiscal year starting on January 1, 2016 and each subsequent anniversary, equal to the smallest of (a) 12,500,000, (b) 3% of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding year, or (c) an amount determined by our board of directors.
On January 1, 2020, the number of shares of the Registrant’s common stock available for grant and issuance under the ESPP increased by 763,886 shares. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the ESPP. On January 1, 2020, the number of shares of the Registrant’s common stock available for grant and issuance under the 2014 Plan increased by 2,291,660 shares. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the 2014 Plan. Accordingly, the contents of (i) the Registration Statement on Form S-8 (No. 333-196550) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 6, 2014, and (ii) the Registration Statement on Form S-8 (No. 333-202919) filed by the Registrant with the Commission on March 23, 2015, (iii) the Registration Statement on Form S-8 (No. 333-209723) filed by the Registrant with the Commission on February 25, 2016, (iv) the Registration Statement on

Form S-8 (No. 333-216136) filed by the Registrant with the Commission on February 21, 2017, (v) the Registration Statement on Form S-8 (No. 333-223093) filed by the Registrant with the Commission on February 20, 2018, and (vi) the Registration Statement on Form S-8 (No. 333-229730) filed by the Registrant with the Commission on February 19, 2019 are incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 13, 2020 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)
All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36468) filed with the Commission on May 27, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
4.1
Form of Common Stock Certificate of the Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194899), as amended (“Registrant’s Form S-1”)

4.2	2014 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on March 12, 2015 )
4.3	2014 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, State of California, on this 13th day of February, 2020.

Arista Networks, Inc.

By:	/s/ JAYSHREE ULLAL
Jayshree Ullal
President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jayshree Ullal and Ita Brennan, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement and the Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAYSHREE ULLAL	President, Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2020
Jayshree Ullal
/s/ ITA BRENNAN	Chief Financial Officer (Principal Accounting and Financial Officer)	February 13, 2020
Ita Brennan
/s/ ANDY BECHTOLSHEIM	Founder, Chief Development Officer and Director	February 13, 2020
Andy Bechtolsheim
/s/ CHARLES GIANCARLO	Director	February 13, 2020
Charles Giancarlo
/s/ ANN MATHER	Director	February 13, 2020
Ann Mather
/s/ DAN SCHEINMAN	Director	February 13, 2020
Dan Scheinman
/s/ MARK TEMPLETON	Director	February 13, 2020
Mark Templeton
/s/ NIKOS THEODOSOPOULOS	Director	February 13, 2020
Nikos Theodosopoulos